UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2012

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1332 Londontown Blvd., Suite 200, Sykesville, MD 21784
(Address of principal executive office and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2012, the Company held its annual meeting of shareholders.  At that meeting, the following matters were voted upon:

[
				Total Votes	Broker
	Proposal	For	Withheld	Casts	Non-Votes
1)	Election of Directors for a three
	year term expiring in 2015:
	Joseph W. Lewis	9,450,558	406,444	9,857,002	6,343,918
	Jane Bryant Quinn	9,405,882	451,120	9,857,002	6,343,918
	O. Lee Tawes, III	9,463,223	393,779	9,857,002	6,343,918

	The following directors are serving terms until
	the annual meeting in 2013 and were not re-elected
	at the June 13, 2012 annual meeting:
	Jerome I. Feldman
	Christopher D. Sorrells
	James A. Eberle

	The following directors are serving terms until
	the annual meeting in 2014 and were not re-elected
	at the June 13, 2012 annual meeting:
	Sheldon L. Glashow
	Roger L. Hagengruber
						Broker
	Proposal	For	Against	Abstain	Total	Non-Votes
2)	Approval by non-binding vote,
	on the Company's executive compensation	9,463,895	198,949	194,158	9,857,002	6,343,918

	Proposal	For	Against	Abstain	Total
3)	Ratification of KPMG LLP as the Company's
	independent registered public accountants
	for the 2012 fiscal year	16,182,926	15,696	2,298	16,200,920

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: June 15, 2012	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and CFO